Exhibit 21.1

Entity	Jurisdiction of Incorporation	D/B/A Jurisdiction
345-30 Partners, LLC	Delaware
345-40 Partners, LLC	Delaware
345-50 Partners, LLC	Delaware
345-7501 MM, LLC	Delaware
345-JV Partners, LLC	Delaware
345-Lux EUR Partners, LLC	Delaware
345-Lux GBP Partners, LLC	Delaware
42-16 Partners, LLC	Delaware
42-16 CLO Holdco, LLC	Delaware
42-16 CLO L Sell, LLC	Delaware
Ambassador CAD Holdings, LLC	Delaware
Ambassador EUR Holdings, LLC	Delaware
Ambassador GBP Holdings, LLC	Delaware
Bellevue Office Finco 2015, LLC	Delaware
BXMT 2017-FL1, LLC	Delaware
BXMT 2017-FL1, Ltd.	Cayman Islands
Canada Office Portfolio Finco 2014, LLC	Delaware
Capital Trust RE CDO 2004-1 Corp.	Delaware
Capital Trust RE CDO 2004-1 Ltd.	Cayman Islands
Capital Trust RE CDO Depositor Corp.	Delaware
CT CDO 2004-1 Marcus Avenue Subsidiary LLC	Delaware
CT CDO III Corp.	Delaware
CT Legacy Asset, LLC	Delaware
CT Legacy Cayman, Ltd.	Cayman Islands
CT Legacy Holdings, LLC	Delaware
CT Legacy JPM SPV, LLC	Delaware
CT Legacy Manager, LLC	Delaware
CT Legacy REIT Holdings, LLC	Delaware
CT Public Preferred Trust I	Maryland
CT Public Preferred Trust II	Maryland
CT Public Preferred Trust III	Maryland
CT RE CDO 2004-1 Sub, LLC	Delaware
De Vere Resorts Finco 2014, LLC	Delaware
Husky CAD Finco, LLC	Delaware
Husky EUR Finco, LLC	Delaware
Husky Finco, LLC	Delaware
Husky UK Finco, LLC	Delaware
Magma Finco 12, LLC	Delaware
Magma Finco 13, LLC	Delaware
Magma Finco 16, LLC	Delaware
Molten Partners, LLC	Delaware

Parlex 1 Finance, LLC	Delaware
Parlex 10 Lux EUR Finco, S.a r.l.	Luxembourg
Parlex 10 Lux EUR Pledgeco, S.a r.l.	Luxembourg
Parlex 10 Lux GBP Finco, S.a r.l.	Luxembourg
Parlex 10 Lux GBP Pledgeco, S.a r.l.	Luxembourg
Parlex 11 Finco, LLC	Delaware
Parlex 14 Finco, LLC	Delaware
Parlex 2 Finance, LLC	Delaware
Parlex 2A Finco, LLC	Delaware
Parlex 2 EUR Finco, LLC	Delaware
Parlex 2 UK Finco, LLC	Delaware
Parlex 3 Finance, LLC	Delaware
Parlex 3 CAD Finco, LLC	Delaware
Parlex 3 EUR Finco, LLC	Delaware
Parlex 3 UK Finco, LLC	Delaware
Parlex 4 Finance, LLC	Delaware
Parlex 4 UK Finco, LLC	Delaware
Parlex 5 Finco, LLC	Delaware
Parlex 5 Ken CAD Finco, LLC	Delaware
Parlex 5 Ken EUR Finco, LLC	Delaware
Parlex 5 Ken UK Finco, LLC	Delaware
Parlex 5 Ken Finco, LLC	Delaware
Parlex 5 Ken ONT Finco, LLC	Delaware
Parlex 6 EUR Finco, LLC	Delaware
Parlex 6 Finco, LLC	Delaware
Parlex 6 UK Finco, LLC	Delaware
Parlex 7 Finco, LLC	Delaware
Parlex 9 Finco, LLC	Delaware
Parlex 10 Finco, LLC	Delaware
Parlex 15 Finco, LLC	Delaware
Parlex ONT Partners GP, LLC	Delaware
Parlex ONT Partners, LP	Canada
Q Hotels Finco 2014, LLC	Delaware
Victor Holdings I, LLC	Delaware
WD-BXMT Lending, LLC	Delaware
Wispar 1 Finco, LLC	Delaware
Wispar 2 Finco, LLC	Delaware
Wispar 3 Finco, LLC	Delaware
Wispar 4 Finco, LLC	Delaware